PRESS RELEASE
www.caldive.com

Cal Dive International, Inc. • 400 N. Sam Houston Parkway E., Suite 400 • Houston, TX 77060-3500 • 281-618-0400 • fax: 281-618-0505

For Immediate Release	05-028
Contact: Wade Pursell
Date: October 18, 2005	Title: Chief Financial Officer

Cal Dive Receives Clearance to Close the Asset Purchase Agreement with Stolt Offshore
HOUSTON, TX – Cal Dive International, Inc. (Nasdaq: CDIS) announced today that it has received clearance from the Department of Justice to close the asset purchase agreement with Stolt Offshore, that was announced on April 12th. Under the terms of the clearance, Cal Dive will divest two diving support vessels and a portable saturation diving system from the combined asset package acquired through this transaction and the one closed with Torch Offshore on August 31st.
Martin Ferron, President, stated, “We are very pleased to now be able to fully implement our plan to form a new Shelf contracting subsidiary. This entity will have 28 vessels and two portable saturation diving systems to deploy in a strong marketplace, bolstered by additional subsea work created by Hurricane’s Ivan, Katrina and Rita.”
Cal Dive International, Inc., headquartered in Houston, Texas, is an energy service company which provides alternate solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including marine diving services, robotics, well operations, facilities ownership and oil and gas production.
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, and other risks described from time to time in our reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ending December 31, 2004. We assume no obligation and do not intend to update these forward-looking statements.